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                                                                      Exhibit 11


              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.
             STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
                     (in thousands, except per share data)


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
                                                                              Years Ended December 31,
                                                                  -----------------------------------------------
                                                                       1997             1996             1995
                                                                  -------------    -------------    -------------

Net income                                                              $32,929          $24,025          $15,658
                                                                  =============    =============    =============

Basic:
    Weighted average number of common
    shares outstanding                                                   52,952           50,374           48,312
                                                                  =============    =============    =============
    Net income per common share                                         $   .62          $   .48          $   .32
                                                                  =============    =============    =============

Diluted:
    Weighted average number of common shares outstanding                 52,952           50,374           48,312
    Dilutive effects of stock options and warrants                        6,143            7,519            6,806
                                                                  -------------    -------------    -------------
    Weighted average common and common equivalent
      shares outstanding                                                 59,095           57,893           55,118
                                                                  =============    =============    =============
    Net income per common and common equivalent share                   $   .57          $   .42          $   .28
                                                                  =============    =============    =============
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